UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2005

RAINIER PACIFIC FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)
Washington (State or other jurisdiction of incorporation)	000-50362 (Commission File Number)	87-0700148 (I.R.S. Employer Identification No.)

1498 Pacific Avenue, Tacoma, Washington (Address of principal executive offices)	98402 (Zip Code)

Registrant's telephone number, including area code: (253) 926-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition

        On April 20, 2005, Rainier Pacific Financial Group, Inc. issued its earnings release for the quarter ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

        (c)         Exhibits

        99.1       Press Release of Rainier Pacific Financial Group, Inc. dated April 20, 2005.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                    RAINIER PACIFIC FINANCIAL GROUP, INC.

Date: April 20, 2005                                     /s/ John A. Hall
                                                                     John A. Hall
                                                                     President and Chief Executive Officer
                                                                     (Principal Executive Officer)

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EXHIBIT 99.1

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RAINIER PACIFIC
FINANCIAL GROUP

                                                                                                         For more information, contact:
                                                                                                         John Hall: (253) 926-4007
                                                                                                         jhall@rainierpac.com
**For Immediate Release**                                                                        or
                                                                                                         Vic Toy: (253) 926-4038
                                                                                                          vtoy@rainierpac.com

Rainier Pacific Financial Group, Inc. Reports First Quarter Earnings

Tacoma, Washington - April 20, 2005 - Rainier Pacific Financial Group, Inc. (the "Company") (NASDAQ: RPFG) today announced earnings for its first fiscal quarter ended March 31, 2005. Net income was $765,000, or $0.12 per diluted share, compared to net income of $754,000, or $0.10 per diluted share, for the same period ended March 31, 2004.

The Company's revenue (i.e., net interest income before provisions for loan losses plus non-interest income) for the quarter ended March 31, 2005 was $8.3 million, compared to $8.9 million for the same period a year ago. Net interest income before the provision for loan losses for the quarter ended March 31, 2005 was $6.4 million, compared to $7.2 million for the quarter ended March 31, 2004, as the Company's net interest margin continued to contract primarily as a result of an increase in the Company's cost of funds.

The Company's net interest margin was 3.59% for the quarter ended March 31, 2005, compared to 4.35% for the same quarter in fiscal 2004 and 3.72% for the quarter ended December 31, 2004. The lower net interest margin during the quarter ended March 31, 2005, compared to the same quarter in

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2004, and the quarter ended December 31, 2004, was primarily the result of higher short-term deposit and borrowing costs, which increased to 1.59% and 3.36%, respectively, for the quarter ended March 31, 2005. The impact of the flattening U.S. Treasury yield curve has also resulted in increased refinancing and the prepayment of some higher-rate commercial real estate and multi-family loans (i.e., five or more family residential loans) by borrowers during the first quarter. For the quarter ended March 31, 2005, the yield on loans was 6.55%, compared to 6.69% for the quarter ended March 31, 2004, however, they were slightly higher than the 6.49% yield on loans for the quarter ended December 31, 2004.

Non-interest income was $2.0 million for the first quarter ended March 31, 2005, compared to $1.7 million during the same quarter in 2004 or an increase of 17.6%. The increase in non-interest income was primarily the result of a pre-tax gain of $288,000 resulting from the sale of the Company's former Fawcett Avenue branch in March 2005, which was relocated in December 2004 to downtown Tacoma. The gain on the sale of the former branch location offset a decline of $110,000 from gains on the sale of loans and investments, which totaled $207,000 in the quarter ended March 31, 2005, compared to $317,000 for the same period during the prior year. Rainier Pacific's non-interest expenses were $6.9 million for the quarter ended March 31, 2005, unchanged compared to the same quarter in 2004.

At March 31, 2005, the Company's total assets were $756.1 million, up 0.6% compared to $751.8 million at December 31, 2004. Total shareholders' equity at March 31, 2005 was $87.5 million compared to $98.8 million at December 31, 2004. The decline in shareholders' equity was primarily attributable to the Company's purchase of 665,894 shares of its outstanding common stock during the first quarter of 2005, at an average price of $17.47 per share, for an aggregate

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amount of $11.6 million. At March 31, 2005, the Company had the authority to purchase an additional 20,816 shares of common stock under its currently approved stock repurchase program The Company's book value per share was $13.63 per share based upon 6,426,388 outstanding shares as of March 31, 2005. The number of outstanding shares includes 330,300 restricted shares granted under the Company's "2004 Management Recognition Plan" that have not yet vested to participants and excludes 576,978 shares held by the "Rainier Pacific 401(k) Employee Stock Ownership Plan" that have not yet been allocated to the plan's participants.

Total loan originations during the first quarter of 2005 were $42.7 million, compared to $42.6 million for the same period last year. The Company continued its focus on generating commercial, multi-family, and residential real estate construction loans, representing $28.4 million, or 66.5% of total loan originations during the first quarter of 2005.

The Company also continued the restructuring of its loan portfolio to reduce the Company's interest rate risk and sold $16.2 million of fixed-rate single-family real estate loans during the quarter ended March 31, 2005, compared to loan sales of $4.6 million during the same period last year. These loan sales, as well as the early repayment by borrowers of $9.1 million of commercial real estate and multi-family loans, contributed to a decline in total loans of $4.5 million, or 0.9%, to $498.2 million at March 31, 2005, compared to $502.7 million as of December 31, 2004. However, total loans as of March 31, 2005 increased $46.7 million, or 10.3%, compared to $451.5 million in total loans at March 31, 2004. At March 31, 2005, the loan portfolio consisted of 28.5% commercial real estate loans, 25.4% multi-family real estate loans, 17.5% single-family real estate loans, 16.1% consumer loans, 5.9% real estate construction loans, 5.9% home equity loans, and 0.7% commercial business loans.

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The Company generated $207,000 in gains on the sale of single-family loans during the first quarter of 2005, compared to $138,000 during the same period in 2004. The portfolio of loans serviced for others increased to $107.6 million at March 31, 2005 and was up 44.2% from $74.6 million at March 31, 2004.

The credit quality indicators of the loan portfolio continued to improve during the first quarter of 2005, both on a sequential quarter basis and compared to the same quarter one year ago. Net charge-offs were $255,000, compared to $556,000 for the quarter ended December 31, 2004, and $543,000 for the quarter ended March 31, 2004. Loans more than 30 days delinquent as a percentage of total loans were 0.30% at March 31, 2005, compared to 0.40% at December 31, 2004 and 0.57% at March 31, 2004. Non-performing loans (i.e., non-accrual loans and loans 90 days or more past due) were $92,000, or 0.02% of total loans at March 31, 2005, compared to $303,000, or 0.06% of total loans, at December 31, 2004; and $621,000, or 0.14% of total loans, at March 31, 2004. Non-performing assets were $101,000, or 0.01% of total assets, compared to $357,000, or 0.05% of total assets, at December 31, 2004; and $1.1 million, or 0.15% of total assets, at March 31, 2004. The allowance for loan losses totaled $9.0 million at March 31, 2005, representing an allowance to total loans ratio of 1.81%, almost unchanged compared to the $9.0 million, or 1.79%, at December 31, 2004.

As a result of lower net charge-offs and the improved credit quality of the loan portfolio, the Company's provision for loan losses was $300,000 for the quarter ended March 31, 2005, compared to the $900,000 provision for the same period one year ago, and 50.0% lower than the $600,000 provision made for the quarter ended December 31, 2004.

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The Company's investment securities portfolio at March 31, 2005, excluding FHLB stock, was $201.7 million, or 11.8% less than the $228.7 million at March 31, 2004; however, it was 5.6 % greater than the $191.0 million investment portfolio at December 31, 2004.

Total deposits increased $16.9 million, or 4.9%, to $361.8 million at March 31, 2005, compared to $344.9 million at December 31, 2004. Core deposits (comprised of checking, savings, money market, and individual retirement accounts) totaled $192.6 million, or 53.2% of total deposits, as of March 31, 2005. The average cost of deposits was 1.59% and 1.40% for the quarters ended March 31, 2005 and December 31, 2004, respectively.

"The flattening of the yield curve and rising short-term interest rates resulted in further contraction in the Company's net interest margin during the first quarter. Given the current interest rate environment, we anticipate the pressure on the Company's interest margin to continue over the next several months before stabilizing. Despite this concern, we will work diligently to maintain non-interest operating costs at or near current levels during the balance of 2005, and will continue to execute on tactics and strategies aimed at enhancing long-term value for our shareholders. These strategies and tactics involve increasing earning asset growth with the origination of shorter-term and adjustable-rate real estate construction and commercial loans as well as multi-family and commercial real estate loans, and focusing our efforts on increasing our share of retail deposits in the markets that we serve. We also plan to open our thirteenth full-service branch in the Proctor district of Tacoma during the third quarter of this year," said John Hall, President/CEO.

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Rainier Pacific Financial Group, Inc. is the bank holding company for Rainier Pacific Savings Bank; a Tacoma-based state chartered savings bank operating 12 branch offices in the Tacoma-Pierce County and Federal Way areas of Western Washington.

For additional information, visit Rainier Pacific's website at www.rainierpac.com.

Forward-looking statements:

Certain matters discussed in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements as a result of a wide variety or range of factors including, but not limited to, interest rate fluctuations; economic conditions in the Company's primary market area; demand for residential, commercial real estate, consumer, and other types of loans; success of new products; competitive conditions between banks and non-bank financial service providers; regulatory and accounting changes; success of new technology; technological factors affecting operations; costs of technology; pricing of products and services; costs of constructing new buildings; time to lease excess space in Company-owned buildings; and other risks detailed in the Company's reports filed with the Securities and Exchange Commission including its Annual Report on Form 10-K for the fiscal year ended December 31, 2004. Accordingly, these factors should be considered in evaluating forward-looking statements, and undue reliance should not be placed on such statements. The Company undertakes no responsibility to update or revise any forward-looking statement.

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Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statement of Condition
(Dollars in Thousands)

	At March 31,	At December 31,
	2005	2004
ASSETS
ASSETS:
Cash and cash equivalents	$ 8,502	$ 8,927
Interest-bearing deposits with banks	443	1,271
Securities available-for-sale	111,100	97,436
Securities held-to-maturity (fair value of $88,735 at March 31, 2005 and $92,779 at December 31,2004)	90,637	93,540
Federal Home Loan Bank stock, at cost	13,579	13,374

Loans	498,154	502,719
Less: allowance for loan losses	(9,027)	(8,981)
Loans, net	489,127	493,738

Premises and equipment, net	34,436	34,684
Accrued interest receivable	3,177	3,354
Other assets	5,121	5,452

TOTAL ASSETS	$ 756,122	$ 751,776

LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES:
Deposits
Non-interest bearing	$ 31,567	$ 29,654
Interest-bearing	330,191	315,262
Total Deposits	361,758	344,916

Borrowed funds	299,639	295,722
Corporate drafts payable	3,012	3,839
Accrued compensation and benefits	1,122	1,828
Other liabilities	3,055	6,665

TOTAL LIABILITIES	668,586	652,970

SHAREHOLDERS' EQUITY:
Common stock, no par value: 49,000,000 shares authorized; 7,003,366 shares issued and 6,146,918 shares outstanding at March 31, 2005; 7,672,260 shares issued and 6,779,634 shares outstanding at December 31, 2004	53,397	64,672
Employee Stock Ownership Plan ("ESOP") debt	(5,770)	(5,940)
Accumulated other comprehensive income (loss), net of tax	(1,216)	(725)
Retained earnings	41,125	40,799

TOTAL SHAREHOLDERS' EQUITY	87,536	98,806

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 756,122	$ 751,776

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Rainier Pacific Financial Group, Inc. & Subsidiary
Consolidated Statement of Income
(Dollars in Thousands)

	Three Months Ended March 31,
	2005	2004
INTEREST INCOME
Loans	$ 8,173	$ 7,833
Securities available-for-sale	1,016	844
Securities held-to-maturity	842	968
Interest-bearing deposits	4	21
Federal Home Loan Bank stock dividends	54	114
Total interest income	10,089	9,780
INTEREST EXPENSE
Deposits	1,257	849
Borrowed funds	2,470	1,754
Total interest expense	3,727	2,603
Net interest income	6,362	7,177
PROVISION FOR LOAN LOSSES	300	900
Net interest income after provision for loan loss	6,062	6,277
NON-INTEREST INCOME
Deposit service fees	874	854
Loan service fees	218	274
Insurance service fees	167	159
Investment service fees	132	85
Gain on sale of securities, net	-	179
Gain on sale of loans, net	207	138
Gain on sale of premises and equipment, net	288	39
Other operating income	84	3
Total non-interest income	1,970	1,731
NON-INTEREST EXPENSE
Compensation and benefits	3,567	3,300
Office operations	1,440	1,258
Occupancy, net	488	344
Loan servicing	104	79
Outside and professional services	411	1,021
Marketing	327	416
Other operating expenses	536	469
Total non-interest expense	6,873	6,887

INCOME BEFORE PROVISION FOR FEDERAL INCOME TAX	1,159	1,121

PROVISION FOR FEDERAL INCOME TAX	394	367

NET INCOME	$ 765	$ 754

EARNINGS PER COMMON SHARE
Basic	$ 0.12	$ 0.10
Diluted	$ 0.12	$ 0.10
Weighted average shares outstanding - Basic	6,440,542(1)	7,786,650
Weighted average shares outstanding - Diluted	6,496,752(1)	7,786,650

(1)  Weighted average shares outstanding (both Basic and Diluted) include 51,291 shares of the 330,300 restricted shares granted and issued under the "2004
      Management Recognition Plan".

Page 8 or 10

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Rainier Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands, except per share data)

	Three Months Ended March 31,		Three Months Ended December 31,	Year Ended December 31,
	2005	2004	2004	2004

Loan growth (decline)	(0.91%)	0.88%	2.68%	12.33%
Deposit growth	4.88%	7.09%	0.59%	9.37%
Equity growth (decline)	(11.41%)	0.99%	(5.93%)	(13.75%)
Asset growth	0.58%	6.47%	0.52%	9.70%

Net interest margin	3.59%	4.35%	3.72%	4.08%
Increase (decrease) in non-interest income	13.81%	(10.31%)	83.08%	11.88%
Increase (decrease) in non-interest expense	(0.20%)	22.00%	(48.34%)	(14.13%)
Net charge-offs to average loans	0.20%	0.48%	0.46%	0.41%
Efficiency ratio	82.49%	77.31%	79.05%	79.23%
Return on assets (ROA)	0.41%	0.44%	0.69%	0.49%
Return on equity (ROE)	3.29%	2.62%	5.11%	3.33%

Yield on loans	6.55%	6.69%	6.49%	6.73%
Yield on investments	3.84%	3.54%	3.80%	3.76%
Yield on FHLB stock	1.62%	3.97%	0.00%	2.81%

Cost of deposits	1.59%	1.02%	1.40%	1.27%
Cost of borrowed funds	3.36%	2.86%	3.05%	2.84%

Yield on interest-earning assets	5.72%	5.92%	5.60%	5.77%
Cost of interest-bearing liabilities	2.44%	1.83%	2.20%	2.01%
Net interest spread	3.28%	4 .09%	3.40%	3.76%

Loans originated	$ 42,666	$ 42,555	$ 62,262	$ 243,382
Loans sold	$ 16,171	$ 4,558	$ 26,355	$ 52,293
Loans charged-off, net	$ 255	$ 543	$ 556	$ 1,955

Shares outstanding at end of period	6,426,388(1)	7,797,966(2)	7,078,308(3)	7,078,308(3)
Book value per share	$ 13.63	$ 14.84	$ 13.96	$ 13.96

Net interest margin-quarter ended 03/31/2005	3.59%
Net interest margin-quarter ended 12/31/2004	3.72%
Net interest margin-quarter ended 09/30/2004	3.99%
Net interest margin-quarter ended 06/30/2004	4.23%

(1)  Shares outstanding at the end of the period shown represent all 7,003,366 shares issued (including a total of 330,300 unvested restricted shares granted under the "2004 Management Recognition Plan"), less 576,978 unallocated shares under the "Rainier Pacific 401(k) Employee Stock Ownership
      Plan".

(2)  Shares outstanding at the end of the period shown represent all 8,442,840 shares issued, less 644,874 unallocated shares under the "Rainier Pacific
      401(k) Employee Stock Ownership Plan".

(3)  Shares outstanding at the end of the period shown represent all 7,672,260 shares issued (including a total of 333,300 unvested restricted shares granted under the "2004 Management Recognition Plan"), less 593,952 unallocated shares under the "Rainier Pacific 401(k) Employee Stock
      Ownership Plan".

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Rainier Financial Group, Inc. & Subsidiary
Selected Information and Ratios
(Dollars in Thousands)

	As of March 31,	As of December 31,	As of March 31,
	2005	2004	2004

Loans/Deposits	137.70%	145.75%	133.68%
Equity/Assets	11.58%	13.14%	15.86%
Non-performing assets:
Loans 90 days or more past due	$ 92	$ 303	$ 621
Repossessed assets	99	954	102
Other real estate owned	-	-	332
Total non-performing assets	$ 101	$ 357	$ 1,055

Loans greater than 30 days delinquent	$ 1,484	$ 2,022	$ 2,593
Loans greater than 30 days delinquent as a percentage of loans	0.30%	0.40%	0.57%

Non-performing loans as a percentage of loans	0.02%	0.06%	0.14%
Non-performing assets as a percentage of assets	0.01%	0.05%	0.15%

Allowance for loan loss as a percentage of non-performing loans	811.96%	2,964.03%	1,383.74%
Allowance for loan loss as a percentage of non-performing assets	8,937.62%	2,515.69%	814.50%
Allowance for loan loss as a percentage of total loans	91.81%	1.79%	1.90%

Loan portfolio composition:
Real estate:
One-to-four family residential	$ 987,117	$ 97,455	$ 128,088
Home equity	29,426	28,775	30,153
Five or more family residential	126,470	126,199	992,494
Commercial	142,329	144,717	97,735
Total real estate	385,342	397,146	348,470

Real estate construction:
One-to-four family residential	29,551	16,183	5,940
Five or more family residential	-	-	-
Commercial	-	-	-
Total real estate construction	29,551	16,183	5,940

Consumer:
Automobile	48,596	52,567	59,561
Credit cards	21,270	22,447	21,483
Other	10,380	11,802	14,933
Total consumer	80,246	86,816	95,977

Commercial/Business	3,446	2,828	981
Subtotal	498,585	502,973	451,368

Less: Deferred loan (fees) costs, net	(431)	(254)	131
Less: Allowance for loan losses	(9,027)	(8,981)	(8,593)
Total loans, net	$ 489,127	$ 493,738	$ 442,906

Sold loans, serviced for others	$ 107,554	$ 99,416	$ 74,616

Core deposits (all deposits, excluding CDs)	$ 192,584	$ 196,509	$ 178,491
Non-core deposits (CDs)	169,174	148,407	159,259
Total deposits	$ 361,758	$ 344,916	$ 337,750

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